 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

INPIXON
(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

Inpixon (“Inpixon” or the “Company”) is filing this Current Report on Form 8-K to retrospectively present the assets, liabilities and results of operations related to CXApp (defined below) as discontinued operations for all periods presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which the Company originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2023 (the “FY 2022 Form 10-K”).

As previously disclosed within the Current Report on Form 8-K filed with the SEC on March 20, 2023, on March 14, 2023, Inpixon completed the separation of its enterprise apps business and certain related assets and liabilities through a spin-off of CXApp Holding Corp., a Delaware corporation (formerly a wholly-owned subsidiary of Inpixon, “CXApp”), to Inpixon’s stockholders and certain other securityholders of record as of March 6, 2023 (the “Record Date”) on a pro rata basis (the “Distribution”) followed by a merger (the “Merger”) of CXApp with a wholly owned subsidiary of CXApp Inc. (formerly known as KINS Technology Group Inc., “New CXApp”) in a Reverse Morris Trust transaction (collectively, the “Transactions”) pursuant to the Agreement and Plan of Merger, dated as of September 25, 2022, by and among Inpixon, CXApp, New CXApp and its then wholly owned subsidiary, KINS Merger Sub Inc.; the Separation and Distribution Agreement, dated as of September 25, 2022, by and among Inpixon, Design Reactor Inc. (a wholly-owned subsidiary of CXApp), CXApp and New CXApp; and other ancillary conveyance documents. Pursuant to the Distribution, Inpixon’s stockholders and certain other securityholders as of the Record Date received one share of CXApp common stock for each share of Inpixon common stock held as of such date. Pursuant to the Merger, each share of CXApp common stock was thereafter exchanged for the right to receive 0.09752221612415190 of a share of New CXApp Class A common stock and 0.3457605844401750 of a share of New CXApp Class C common stock.

The operations related to CXApp met the criteria within Accounting Standard Codification (“ASC”) 205-20, Discontinued Operations, to be reported as discontinued operations because the Transactions represented a strategic shift in business that had a major effect on the Company’s operations and financial results. Accordingly, the Company began presenting CXApp as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC on May 16, 2023, as the above described criteria was not met until March 14, 2023. As disclosed in our quarterly filing on Form 10-Q for the three months ended March 31, 2023, the condensed Balance Sheet as of December 31, 2022 and the related statements of operations, changes in stockholders' equity and cash flows for the three months ended March 31, 2022 and related notes as disclosed in our Form 10-Q, retrospectively presented CXApp as a discontinued operations.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the updated “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Part II, Item 8. Financial Statements and Supplementary Data,” respectively, from the FY 2022 Form 10-K, to reflect the reclassification of the historical financial results of CXApp as discontinued operations.

The information included in Exhibit 99.1 is presented in connection with the financial reporting changes described above and does not otherwise amend or restate Inpixon’s audited consolidated financial statements that were included in the FY 2022 Form 10-K. All other information in Inpixon’s FY 2022 Form 10-K has not been revised or updated for events or developments that occurred subsequent to the filing of the FY 2022 Form 10-K with the SEC. For developments since the filing of the FY 2022 Form 10-K, please refer to the Company’s subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, which also contain important information regarding forward-looking statements, events, developments or updates to certain of our expectations that have occurred subsequent to the filing of the FY 2022 Form 10-K. The information in this Current Report on Form 8-K, including the exhibits, should be read in conjunction with the FY 2022 Form 10-K and subsequent SEC filings.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of Marcum LLP.
99.1
Part II item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II Item 8 Financial Statements and Supplementary Data have been revised or updated to reflect the portions of FY 2022 Form 10-K reflecting the reclassification of CXApp to discontinued operations.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: June 16, 2023	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer